EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Virginia Beach, Virginia

We hereby consent to the incorporation by reference in this Registration Statement of Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (the “Company”) of our report dated March 10, 2016, relating to the consolidated financial statements and financial statement schedules as of and for each of the three years in the period ended December 31, 2015, which appears in the Company’s annual report on Form 10-K and is incorporated herein by reference.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia

August 12, 2016